UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2023 (July 26, 2023)

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNXA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2023, Connexa Sports Technologies Inc. (the “Company”) received a letter (“Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2023 (the “Form 10-Q”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”). As reported in its Form 10-Q, the Company’s stockholders’ equity as of January 31, 2023 was approximately $(11.7) million. In addition, the Company did not meet the alternatives of listed securities or net income from continuing operations as of the date of the Letter.

According to the Letter, the Nasdaq Hearings Panel (the “Panel”) will consider this additional deficiency in their decision regarding the Company’s continued listing on the Nasdaq and the Company should present its views with respect to this additional deficiency to the Panel in writing no later than August 2, 2023.

As previously disclosed, on October 10, 2022, the Listing Qualifications Department of the Nasdaq notified the Company that the bid price of its shares of common stock had closed at less than $1 per share over the previous consecutive business days and, as a result, the company did not comply with Listing Rule 5550(a)(2) and, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until April 10, 2023, to regain compliance with Listing Rule 5550(a)(2). The Company intends to monitor the bid price of its common stock and the market value of its listed securities and consider available options, including effecting a reverse stock split, if its common stock does not trade at a level likely to result in the Company regaining compliance with Nasdaq’s minimum bid price rule.

Additionally, as previously disclosed, on April 12 2023, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company did not regain compliance with Listing Rule 5550(a)(2) prior to April 10, 2023 and its letter is formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market. The Company appeared at a hearing before the Panel on March 30, 2023 to address the previously disclosed non-compliance with the Nasdaq Listing Rules regarding (a) the filing of the Company’s Annual and Quarterly Reports with the Securities and Exchange Commission (the “SEC”) and (b) majority independent director, audit committee and compensation committee composition requirements. In addition, at the hearing, the Company requested an extension until October 9, 2023 to regain compliance with the bid price rule.

On April 12, 2023, Nasdaq notified the Company that the Panel had granted the Company’s request for continued listing on the Nasdaq had been granted subject to the following:

1. On or before May 31, 2023, the Company shall file the delinquent Form 10-K for the year ended April 30, 2022, with the SEC;

2. On or before June 30, 2023, the Company shall file all delinquent Forms 10-Q with the SEC;

3. On or before July 15th, the Company will demonstrate compliance with Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2) (majority independent director, audit committee and compensation committee composition requirements).

The Company has timely filed its Annual and Quarterly Reports and appointed new independent members of the Board of Directors prior to the deadlines prescribed by the Panel. As a result, the Company is now in compliance with its previous delinquent filings and Nasdaq’s independent director, audit committee and compensation committee requirements as set forth in Listing Rule 5605.

There can be no assurance that the Company will be able to satisfy the Nasdaq’s continued listing requirements, regain compliance with the Minimum Stockholders’ Equity Requirement, maintain compliance with other Nasdaq listing requirements.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s ability to regain compliance with Nasdaq’s minimum bid price rule. These statements are based on current expectations as of the date of this current report and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. Any reader of this current report is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this current report, except as required by applicable laws or regulations.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: August 1, 2023	By:	/s/ Mike Ballardie
Chief Executive Officer

3